SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:


|_|   Preliminary information statement
|X|   Definitive information statement
|_| Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))


                             GRISTEDE'S FOODS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


            --------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:


            --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


            --------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:


            --------------------------------------------------------------------
      (5)   Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:


            --------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:


            --------------------------------------------------------------------
      (3)   Filing Party:


            --------------------------------------------------------------------
      (4)   Date Filed:


            --------------------------------------------------------------------

                             GRISTEDE'S FOODS, INC.
                               823 ELEVENTH AVENUE
                          NEW YORK, NEW YORK 10019-3535

                       ----------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 10, 2000


                       ----------------------------------

To the Stockholders:


            The Annual Meeting of Stockholders of Gristede's Foods, Inc. (hereinafter called the "Company") will be held at The New York Hilton and Towers Hotel, 1335 Avenue of the Americas, New York, New York 10019, on Friday, the 10th day of November, 2000 at 10:00 A.M., to consider and vote on the following matters described in this Notice and Information Statement:


            1. To approve an amendment to the Certificate of Incorporation of the Company to change the term for which the Class 2 directors shall serve from three years to one year.

            2. To elect two Class 2 directors to serve for a one-year term expiring at the 2001 Annual Meeting of Stockholders (subject to approval of Proposal 1).

            3. To transact such other business as may properly come before the meeting or adjournments thereof.

            The Board of Directors has fixed the close of business on October 10, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

                                   By Order of the Board of Directors


                                   Mark Kassner
                                   Assistant Secretary

New York, New York
October 13, 2000

                             GRISTEDE'S FOODS, INC.

                       ----------------------------------

                              INFORMATION STATEMENT

                       ----------------------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 10, 2000

            This information statement is being furnished to stockholders beginning on or about October 13, 2000 in connection with the Annual Meeting of Stockholders of Gristede's Foods, Inc. (the "Company") to be held on November 10, 2000 or any adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting.


            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. However, you may vote your shares of Common Stock at the Annual Meeting.

                             OUTSTANDING SHARES AND
                                  VOTING RIGHTS

            The Board of Directors has set the close of business on October 10, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders (the "Annual Meeting"). On that date, the Company had outstanding 19,636,574 shares of Common Stock, par value $.02 per share ("Common Stock"), each of which is entitled to one vote on each matter. No other class of securities other than Common Stock will be entitled to vote at the meeting. There are no cumulative voting rights.

            As of October 1, 2000, John A. Catsimatidis, the Chairman of the Board and Chief Executive Officer of the Company, owned of record, directly or indirectly, an aggregate of 18,050,150 shares of Common Stock, constituting approximately 91.9% of the shares entitled to vote at the Annual Meeting.

            Mr. Catsimatidis has informed the Company that he intends to vote all of the shares owned directly or indirectly by him for approval of the amendment of the Company's Certificate of Incorporation to change the term for which the Class 2 directors shall serve from three years to one year and in favor of each of the Board of Directors' nominees for directors listed below. Consequently, such approval and elections are expected to occur.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding ownership of Common Stock on October 1, 2000 by: (i) each stockholder known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors and nominees for director; and (iii) all executive officers and directors of the Company as a group. The address of each person is c/o Gristede's Foods, Inc., 823 Eleventh Avenue, New York, N.Y. 10019-3535.The Company believes that ownership of the shares by the persons named below is both of record and beneficial and such persons have sole voting and investment power with respect to the shares indicated.

Name and Address of                        Number of
 Beneficial Owner                            Shares            Percent of Class
 ----------------                            ------            ----------------

John Catsimatidis                         18,575,150(1)              92.1%
Martin Steinberg                             117,642(2)                 *
Kishore Lall                                  33,333(3)                 *
Dennis Berberich                              25,000(2)(4)              *
Martin Bring                                  16,000(5)                 *
Frederick Selby                               13,110(6)                 *
Edward Salzano                                 3,000                    *
All executive officers and directors
 as a group (7 persons)                   18,783,235(1)(4)(7)        92.9%

----------

*     Less than 1%.

(1) Includes an aggregate of 12,473,974 shares held by corporations controlled by Mr. Catsimatidis, 81,900 shares held by Mr. Catsimatidis as a custodian, 2,057 shares held by a profit sharing plan of which Mr. Catsimatidis is a trustee, 605 shares held by Mr. Catsimatidis as a trustee of individual retirement accounts and currently exercisable options to purchase an aggregate of 525,000 shares of Common Stock.

(2) Includes an aggregate of 5,000 shares of Common Stock which may be purchased upon exercise of currently exercisable stock options.

(3) Includes an aggregate of 18,133 shares of Common Stock which may be purchased upon exercise of currently exercisable stock options.

(4) Includes 14,000 shares of Common Stock owned by Mr. Berberich's wife, as to which shares Mr. Berberich disclaims beneficial ownership.

(5) Includes an aggregate of 16,000 shares of Common Stock which may be purchased upon exercise of currently exercisable stock options.

(6) Includes an aggregate of 11,000 shares of Common Stock which may be purchased upon exercise of currently exercisable stock options.

(7) Includes an aggregate of 580,133 shares of Common Stock which may be purchased upon the exercise of currently exercisable stock options.

                                PROPOSAL TO AMEND
                   THE COMPANY'S CERTIFICATE OF INCORPORATION

      The Board of Directors has adopted a resolution to change the term for which Class 2 directors shall serve from three years to one year. The amendment also eliminates the requirement that each of the three classes of directors shall be as nearly as possible equal in number. The amendment will not make any change in the terms of the Class 1 and Class 3 directors, which would remain at three years. Any vacancies which occur by reason of the resignation or termination of any Class 1 or Class 3 director may be filled by the Board of Directors for the entire remaining term of such terminated director. The Board of Directors believes that the amendment would provide the Company greater flexibility in selecting persons to serve as directors. The proposed amendment is attached hereto as Exhibit A and the description of the proposed amendment is qualified in its entirety by reference to Exhibit A.

      Under Section 9.B of the Company's Certificate of Incorporation, the affirmative vote of holders of at least 80% of the outstanding shares of Common Stock entitled to vote thereon at the Annual Meeting (15,709,260 shares based on 19,636,574 shares outstanding) with each share entitled to one vote, is required for approval of the proposed amendment to the Certificate of Incorporation.

      The Board of Directors recommends a vote FOR the approval of the proposed amendment to the Company's Certificate of Incorporation.

                              ELECTION OF DIRECTORS

      Two Class 2 directors to serve for a one-year term expiring at the 2001 Annual Meeting (subject to approval of the proposal to amend the Company's Certificate of Incorporation) shall be elected.

      The Class 2 directors shall each be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors. The Board of Directors does not expect that any of the nominees will become unavailable to serve for any reason. If that should occur before the meeting, another nominee or nominees may be selected by the Board of Directors.

      In accordance with the Company's By-Laws, any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by U.S. mail, to the Secretary of the Company at the main office of the Company not later than (i) with respect to an election to be held at any annual meeting of stockholders, 20 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to the stockholders. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person(s)) pursuant to which the nomination(s) are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the Commission had each nominee been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing provisions.

      The names of, and certain information with respect to, each of the persons nominated for election as the Class 2 directors are as follows:

                           Director                   Principal Occupation
  Name and Age              Since                   for the Past Five Years
----------------         ------------           --------------------------------

    Class 2
    -------

Martin Bring, 57             1988               Partner in the law firm of Wolf,
                                                Block, Schorr and Solis-Cohen
                                                LLP, New York, New York and
                                                predecessor firm for more than
                                                five years.

                           Director                   Principal Occupation
  Name and Age              Since                   for the Past Five Years
----------------         ------------           --------------------------------

Frederick Selby, 62          1978               Managing Director of The Chart
                                                Group, L.P., an investment
                                                banking firm, since January
                                                2000; Chairman of Selby Capital
                                                Partners (acquisition and sale
                                                of privately owned firms and
                                                divisions of public companies)
                                                for more than five years;
                                                Managing Director and senior
                                                officer of mergers and
                                                acquisitions division of Bankers
                                                Trust Company; Senior Vice
                                                President of Corporate Finance
                                                of B.A.I.I. Banking (Paris) and
                                                Director of Corporate Finance of
                                                Legg Mason Wood Walker prior
                                                thereto.

                     OTHER DIRECTORS AND EXECUTIVE OFFICERS

      The names of, and certain information with respect to, the three Class 1 directors (whose terms expire at the 2002 Annual Meeting) and the two Class 3 directors (whose terms expire at the 2001 Annual Meeting) are as follows:

                           Director                   Principal Occupation
  Name and Age              Since                   for the Past Five Years
----------------         ------------           --------------------------------

   Class 1
   -------

Martin Steinberg, 67         1998               Independent consultant. Mr.
                                                Steinberg also served as a
                                                director of the Company from May
                                                1974 to January 1991.

Kishore Lall, 53             1997               Director of the Company since
                                                October 1997; consultant to Red
                                                Apple Group, Inc. from January
                                                1997 to October 1997; private
                                                investor from June 1994 to
                                                December 1996; Senior Vice
                                                President and Head of Commercial
                                                Banking of ABN AMRO Bank, New
                                                York branch from January 1991
                                                until May 1994.

Edward P. Salzano, 52        1999               Executive Vice President and
                                                Director of Cantisano Foods,
                                                Inc., a privately held sauce and
                                                salsa manufacturing company, for
                                                more than 15 years.

    Class 3
    -------

John A. Catsimatidis, 52     1988(1)            Chairman of the Board, President
                                                and Chief Executive Officer of
                                                the Company since July 28, 1988;
                                                Treasurer of the Company from
                                                July 28, 1988 to March 17, 1998
                                                and since November 15, 1999;
                                                President and Chief Executive
                                                Officer of Red Apple Group, Inc.
                                                (holding company) and Chairman
                                                of the Board and Chief Executive
                                                Officer and Director of United
                                                Refining Company (a refiner and
                                                retailer of petroleum products)
                                                for more than five years;
                                                Director of News Communications
                                                Inc., a public company whose
                                                stock is traded
                                                over-the-counter, since December
                                                4, 1991.

----------
(1) Mr. Catsimatidis also served as a director of the Company from November 4, 1986 to November 27, 1987.

                           Director                   Principal Occupation
  Name and Age              Since                   for the Past Five Years
----------------         ------------           --------------------------------

Dennis E. Berberich, 61     1998                Independent consultant since
                                                January 1999. President of
                                                Canada Dry Bottling Company of
                                                New York, a privately held soft
                                                drink distributor, for more than
                                                ten years prior thereto.

Meetings of Board of Directors and Committees

      The Board of Directors met one time during the fiscal year ended November 28, 1999 ("Fiscal 1999") and acted four times by unanimous written consent of the directors during Fiscal 1999. All incumbent directors attended the meeting.

      The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee. Frederick Selby, Martin Steinberg and Dennis Berberich are the members of each of the foregoing committees. The Compensation Committee and the Stock Option Committee did not meet during Fiscal 1999. The Audit Committee met once during Fiscal 1999. Mr. Steinberg did not attend such meeting.

      The function of the Audit Committee is to periodically review the conduct and scope of the audit of the Company's financial statements by its independent certified public accountants, to review the conduct of management of the Company in connection with such audit, and at such time as in the opinion of the Audit Committee, the scope of the business of the Company shall require it, to establish an internal audit committee for the Company. The Company does not have a nominating committee of the Board of Directors or committee performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors and officers of the Company and persons who own more than 10 percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and more than 10 percent stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

      Each of Messrs. Lall, Steinberg, Berberich and Bring did not timely file a Form 5 to report the grant to him of options to purchase Common Stock, but all of such persons subsequently filed a Form 5. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during Fiscal 1999, all other Section 16(a) filings applicable to its directors, officers and more than 10 percent beneficial owners were timely filed.

                             EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended November 28, 1999, November 29, 1998 and the Transition Period from March 3, 1997 to November 30, 1997, certain information concerning the compensation paid or accrued to certain executive officers of the Company.

                                                                                        Long-term compensation
                                                                                   ------------------------------

                                                   Annual Compensation                     Awards         Payouts
                                               ------------------------------------------------------------------
                                                                                                                           All
                                                                    Other annual   Restricted                             other
Name and                                                               compen-       stock      Options     LTIP          compen-
principal                                                    Bonus     sation       award(s)     /Sar's    payouts        sation
position                       Year            Salary ($)     ($)        ($)          ($)          (#)        ($)          ($)
------------------------------------------------------------------------------------------------------------------------------------
John Catsimatidis,         Fiscal 1999         $100,000    $     --   $     --      $     --          --     $     --    $      0
   Chairman of the         Fiscal 1998          100,000          --         --            --          --           --          --
   Board, President        Transition Period          0          --         --            --          --           --          --
   and Chief
   Executive Officer

Stuart Spivak              Fiscal 1999         $132,000          --         --            --      40,000           --    $ 10,000(2)
   Executive Vice          Fiscal 1998           89,538          --         --            --          --           --       7,000(2)
   President and           Transition Period          0          --         --            --          --           --          --
  Chief Financial
  Officer (1)
------------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Spivak's employment by the Company commenced in March, 1998 and he retired effective April 30, 2000.

(2)   Represents the personal use of a Company vehicle.

Options Granted in Last Fiscal Year

      The following table sets forth certain information concerning options granted during Fiscal 1999 to the executive officers named in the Summary Compensation Table.

                                                                      Market                     Potential Realizable Value
                                                                     Price of                     At Assumed Annual Rates
                          Number of    Percentage of                  Common                           of Stock Price
                         Securities    Total Options                 Stock on                         Appreciation for
                         Underlying      Granted to    Exercise       Date of                           Option Term
                           Options      Employees in     Price         Grant      Expiration            -----------
Name                     Granted (#)       1999        ($/Share)     ($/Share)       Date              5% ($) 10%($)
---------------------------------------------------------------------------------------------------------------------------
John Catsimatidis               0             --             --            --            --              --              --

Stuart Spivak              40,000           14.2%       $ 2.625       $ 2.625       3/16/08        $ 65,708        $166,824


Aggregate Options Exercised in Last Fiscal Year and Fiscal Year End Option Values

      During Fiscal 1999, no stock options were exercised by either of the executive officers named in the Summary Compensation Table. The following table sets forth the number and value of options outstanding at November 28, 1999 held by the executive officers named in the Summary Compensation Table:

                                   Number of Unexercised           Value of Unexercised
                                       Options Held on           in-the-Money Options on
                                      November 28, 1999             November 28, 1999
                                  -------------------------     -------------------------

            Name                  Exercisable/Unexercisable     Exercisable/Unexercisable
-----------------------------------------------------------------------------------------
       John Catsimatidis                  525,000/0                         0/0

       Stuart Spivak                      23,333/26,667                     0/0

      The closing sales price of the Common Stock on the American Stock Exchange on November 26, 1999 (the last trading day before November 28, 1999) was $2.375. On November 28, 1999 Mr. Catsimatidis held options to purchase 275,000 shares of Common Stock at $3.75 per share and options to purchase 250,000 shares at $2.875 per share. Mr. Spivak held options to purchase 10,000 shares at $5.625 per share and 40,000 shares at $2.625 per share.

Compensation of Directors

Non-officer directors receive a quarterly stipend of $1,500 and $500 for each meeting attended. Directors who serve on committees receive $500 for each meeting attended.

Compensation Committee Interlocks and Insider Participation

      The Board of Directors has a Compensation Committee consisting of Frederick Selby, Dennis Berberich and Martin Steinberg. During Fiscal 1999, none of the Directors on the Compensation Committee were employees or officers of the Company nor had a relationship with the Company requiring disclosure under applicable Commission disclosure rules.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Philosophy. The Company's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management. Executive compensation consists of base salary and long term incentive compensation in the form of stock options. The compensation of the Company's executive officers is reviewed and approved by the Compensation Committee, which is composed entirely of non-employee directors. Management compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry.

      In reviewing compensation levels of the Company's key executives, the Compensation Committee considers, among other items, corporate profitability on an absolute basis as well as relative to budget; previous years' and competitors' profitability; revenues; and the quality of the Company's services. No specific weight is accorded to any single factor. Relative weights differ from executive to executive and change from time to time as circumstances warrant.

Base Salaries. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent. Salary adjustments are determined by evaluating the performance of the executive and any increased responsibility assumed by the executive, the competitive marketplace and the performance of the Company.

Equity Ownership. The Company established a stock option plan for its key employees in October 1994 and in March 1998 the Board of Directors approved the 1998 Option Plan for key employees, directors and consultants. In April 1999 the Board of Directors approved an amendment to the 1998 Option Plan to increase the number of shares of stock reserved under the plan from 500,000 to 1,500,000, which amendment was approved by the stockholders of the Company in August 1999. The Compensation Committee believes that equity ownership by management is a means of aligning management's and stockholders' interests in the enhancement of stockholder value.

Compensation of Chief Executive Officer. Mr. Catsimatidis is the principal stockholder of the Company and from August 1991 to November 10, 1997 served the Company without receiving a salary. During the fiscal year ended March 2, 1997 and the period from March 3, 1997 to November 9, 1997, Mr. Catsimatidis received no compensation from the Company. Since November 10, 1997 Mr. Catsimatidis has been earning a salary at the rate of $100,000 per year.

                     COMPARATIVE PERFORMANCE BY THE COMPANY

      The Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and (ii) a published industry index or "peer group." This chart compares for the period from February 24, 1995 to November 28, 1999, the cumulative total stockholder return on the Common Stock with (i) the American Stock Exchange Market Value Index and (ii) the Media General Industry Group 511 Index - Retail Trade - Food Stores (the "MG Industry Index"), and assumes an investment of $100 on February 24, 1995 in each of the Common Stock, the stocks comprising the American Stock Exchange Market Value Index and the stocks comprising the MG Industry Index. The total return for each of the Company's Common Stock, the American Stock Exchange Market Value Index and the MG Industry Index assumes the reinvestment of all dividends (although no dividends were declared on the Company's Common Stock during such period). Each index is adjusted for additions and deletions of securities from the index.

                     Gristede's Foods, Inc.   AMEX Market Index   MG Group Index
================================================================================
February 24, 1995            100.00                 100.00            100.00

March 1, 1996                 79.76                 121.08            123.86

February 28, 1997             67.38                 129.00            160.08

November 28, 1997             49.51                 144.59            182.12

November 27, 1998             50.88                 142.84            244.73

November 28, 1999             52.26                 178.46            198.05

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Under a Management Agreement, dated November 10, 1997 (the "Management Agreement"), Namdor Inc., a subsidiary of the Company, performs consulting and managerial services for three supermarkets owned by corporations controlled by John Catsimatidis. In consideration of such services, Namdor Inc. is entitled to receive on a quarterly basis a cash payment of one and one-quarter (1.25%) percent of all sales of inventory and merchandise made at or from the managed supermarkets. During Fiscal 1999 management fee income was $99,732.

      Effective as of January 1, 1994, the Company entered into Indemnification Agreements with each of its directors and officers other than Kishore Lall. The Company entered into an Indemnification Agreement with Kishore Lall effective as of October 30, 1997, and also entered into Indemnification Agreements with Stuart Spivak and a former officer effective March 17, 1998, Martin Steinberg effective July 21, 1998, Dennis Berberich effective August 18, 1998 and Edward Salzano effective August 12, 1999. Said agreements supplement the indemnification provisions of the Company's By-laws and the Delaware General Corporation Law. The stockholders of the Company authorized the Company to enter into such agreements with each of its directors at the Annual Meeting of Stockholders held on August 21, 1987. The Board of Directors has authorized the Company to enter into such agreements with each of its officers.

      C & S Acquisition Corp. (formerly Red Apple Leasing, Inc.), a corporation wholly owned by John Catsimatidis, leases equipment to the Company. Such leases are primarily for store operating equipment. Obligations under capital leases at November 28, 1999 were $459,152 and require monthly payments of $35,114 through March 1, 2001. Obligations under operating leases were $41,676 per month during Fiscal 1999.


      Advertising services are provided to the company by an affiliated company, MCV Advertising Associates Inc., a company owned by John Catsimatidis. For Fiscal 1999 the costs incurred were $1,191,957.


      By virtue of his ownership of Common Stock and his position as Chairman of the Board of the Company, John Catsimatidis may be deemed to be a "parent" of the Company under rules promulgated by the Commission.

      The Company leases four locations from Red Apple Real Estate, Inc., a company solely owned by John Catsimatidis. During Fiscal 1999 the Company paid to Red Apple Real Estate, Inc. $636,059 for rent and real estate taxes under such leases.

      Wolf, Block, Schorr and Solis-Cohen LLP, a law firm of which Martin Bring, a director of the Company, is a member, charged fees of approximately $235,260 for rendering legal services to the Company during Fiscal 1999.

      On February 6, 1998, the Company agreed to purchase substantially all of the assets and assume certain of the liabilities of a supermarket located at 1644 York Avenue, New York City, that was owned by a corporation controlled by John Catsimatidis. The purchase price was to be determined at a subsequent date based upon criteria set forth in the purchase agreement. In May 2000 the Company and the affiliate determined to restructure the transaction by rescinding the purchase effective as of February 6, 1998 and entering into an operating agreement which gives the Company full control of the supermarket and the right to operate the supermarket for the account of the Company. The operating agreement terminates on December 3, 2000, but the term shall be extended for additional one year periods unless either party shall give notice of termination not later than 90 days prior to the end of the then current term of the agreement. Under the operating agreement the Company shall pay to the affiliate $1.00 per annum, plus such other consideration as may be approved by the Company's directors (excluding John

Catsimatidis). Pursuant to the operating agreement the Company, or any designee of the Company, also has the option until December 31, 2005 to purchase the supermarket for $2,778,175, which price is the fair market price of the supermarket established on October 11, 1999 by the Company's directors (excluding John Catsimatidis).

      Amounts due to affiliate, United Acquisition Corp., a corporation wholly owned by John Catsimatidis, represent liabilities in connection with the consummation of the merger in November 1997 pursuant to which the Company acquired 29 supermarkets owned directly or indirectly by Mr. Catsimatidis, plus money subsequently advanced by such affiliate to the Company. The affiliate has agreed not to demand payment of these liabilities in the next fiscal year. Accordingly, the liability has been classified as noncurrent. Amount due to affiliate at November 28, 1999 and November 29, 1998 was $9,113,500 and $4,031,394, respectively; of these amounts $9,000,000 and $3,000,000, respectively, was subordinated to the Company's banks. The liability does not bear interest. The $5,082,106 increase in due to affiliate represents advances made during fiscal 1999 by such affiliate, the proceeds of which were primarily used to partially fund the Company's store renovation and expansion program.

      On March 10, 2000 Mr. John Catisimatidis issued a limited $600,000 guarantee of the collection of all accounts receivable acquired pursuant to the Food Group acquisition. Furthermore, Mr. Catsimatidis has agreed not to permit the level of the Company's liability due to the affiliate to fall below $600,000, prior to the issuance of the fiscal year ended December 3, 2000 audited financial statements.

      The Company leases one 25,000 square foot warehouse and three supermarkets locations from entities owned by the Company's Chairman. The lease terms provide for an aggregate of $1,100,100 per year in lease payments. The leases are "triple net" whereby the tenant pays all real estate taxes, insurance and maintenance. The leases expire March 1, 2006 through March 1, 2009.

                                  OTHER MATTERS

      Any stockholder intending to submit a proposal for presentation at the Company's next Annual Meeting of Stockholders must submit such proposal to the Company at its executive offices by June 15, 2001.

      A representative of BDO Seidman, LLP is expected to be present at the meeting and will have the opportunity to make any desired statement and respond to appropriate questions.

      The Board of Directors knows of no other matters to be brought before this meeting. The expense of preparing, assembling and mailing this information statement will be borne by the Company. The Company will reimburse brokerage houses, banks and custodians for their out-of-pocket expenses in forwarding the Notice of Annual Meeting and Information Statement and the Company's Annual Report to Stockholders to the beneficial owners of stock held of record.

      The Company will provide to any stockholder of record at the close of business on October 10, 2000, without charge, upon written request to its Assistant Secretary, Mark Kassner, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended November 28, 1999.

                                                                       EXHIBIT A

            RESOLVED, that Article 9.A of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

                  "The directors of the Corporation shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, which classes shall be designated as Class 1, Class 2 and Class 3. The number of directors in each class shall from time to time be designated by the Board of Directors of the Corporation. Each Class 1 director and each Class 3 director shall be elected to hold office for a term of three years and each Class 2 director shall be elected to hold office for a term of one year. The current term of the Class 1 directors shall expire at the Annual Meeting of Stockholders to be held in the year 2002. The current term of the Class 3 directors shall expire at the Annual Meeting of Stockholders to be held in the year 2001. The term of the Class 2 directors shall expire at the next Annual Meeting of Stockholders to be held after their election. In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal."